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                                                Filed Pursuant to Rule 424(b)(3)
                                         Registration Statement No. 333-60355-01
                                                       Prospectus  Supplement To
                                      Prospectus Supplement dated March 31, 1999
                                              To Prospectus dated March 26, 1999


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED MARCH 31, 1999
TO PROSPECTUS DATED MARCH 26,1999)



                             AIMCO PROPERTIES, L.P.



     In connection with the exchange offers described in the Prospectus Supple ment and Prospectus referred to above, AIMCO Properties, L.P. filed applications to authorize the offering and sale of its Partnership Common Units and Class Two Partnership Preferred Units in your state. However, the securities administrator in your state has either denied the application or has not yet made a decision to deny or grant the application. THEREFORE, AT THIS TIME, WE CAN NOT OFFER YOU OUR PARTNERSHIP COMMON UNITS OR CLASS TWO PARTNERSHIP PREFERRED UNITS.

     Notwithstanding anything to the contrary in the Prospectus Supplement, the Prospectus or the accompanying Letter of Transmittal, IF YOU ACCEPT OUR OFFER, WE WILL PAY YOU ONLY THE CASH OFFER PRICE.






                                 April 29, 1999